Hillary CPA Group

Certified Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I consent to the incorporation in this Registration Statement on Form S-1 of our audit report dated February 15, 2012 and the restatement dated November 5, 2012 of Touchpoint Metrics, Inc. for the years ending December 31, 2011 and 2010.

I also consent to the reference to me under the heading "Experts" in such registration statement.

Dated: November 5, 2012

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David Lee Hillary, Jr.
5797 East 169th Street
Noblesville, IN 46062
317-222-1416